UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 25, 2018

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 25, 2018, Ameris Bancorp (the “Company”) completed its previously announced merger with Atlantic Coast Financial Corporation (“Atlantic”), pursuant to an Agreement and Plan of Merger dated as of November 16, 2017 between the Company and Atlantic (the “Merger Agreement”). In connection with closing, Atlantic merged with and into the Company, with the Company as the surviving corporation (the “Merger”). Pursuant to the Merger Agreement, each share of the common stock of Atlantic issued and outstanding immediately prior to the closing of the Merger, including restricted shares, all of which immediately vested in full upon consummation of the Merger, was automatically converted into the right to receive $1.39 in cash and 0.17 shares of the common stock of the Company. Each outstanding share of the Company’s common stock remained outstanding and was unaffected by the Merger. Immediately following the Merger, Atlantic Coast Bank, a Florida banking corporation and formerly a wholly owned subsidiary of Atlantic, merged with and into Ameris Bank, a Georgia banking corporation and wholly owned subsidiary of the Company, with Ameris Bank surviving such merger.

As a result of the closing of the Merger, the Company will pay approximately $21.6 million to the former stockholders of Atlantic and issue to such stockholders approximately 2.64 million shares of its common stock, which shares had an aggregate value of approximately $148.5 million based on the closing price of the Company’s common stock on May 25, 2018.

The Merger does not constitute a business acquisition at the significance level that would require the filing of financial statements as contemplated by Rule 3-05 of Regulation S-X.

The description contained herein of the Merger Agreement is qualified in its entirety by reference to the terms of such document, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01 Other Events.

On May 29, 2018, the Company issued a press release announcing the closing of the Merger. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	2.1	Agreement and Plan of Merger dated as of November 16, 2017 by and between Ameris Bancorp and Atlantic Coast Financial Corporation (incorporated by reference to Exhibit 2.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on November 17, 2017).
	99.1	Press Release dated May 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Executive Vice President and Chief Financial Officer

Date: May 29, 2018